Dated as of ____ May, 2004



Ex 10.11

    EXCLUSIVE DISTRIBUTORSHIP AGREEMENT





SUNWOO ENERGY TECHNOLOGY INC.,

A body corporate incorporated pursuant to the laws of the

Republic of Korea

(hereinafter "SUNWOO")

                                             OF THE FIRST PART

                   - And -



KOO HYO HWEA,

An individual whose address is

________________________________________

(hereinafter "KOO")

                                            OF THE SECOND PART

                   - And -



INNOVATIVE ENERGY SOLUTIONS INC.,

A body corporate incorporated pursuant to the laws of the

State of Nevada, USA (hereinafter "IESI")



                                             OF THE THIRD PART










                                  WITNESSETH:


                 WHEREAS SUNWOO has developed the Product which is set forth in article 1.1("Product");



            AND WHEREAS  the  parties  have  agreed  that IESI is to market and distribute the Product pursuant to the terms and conditions  of  this Agreement in the Territory which are set forth in article 2.1 ("Territory");



            NOW  THEREFORE,  in  consideration  of  the  mutual  covenants  and agreements herein contained, the parties hereto agree as follows:





	                   ARTICLE 1 - DEFINITIONS



1.1         Definitions



     (a)   "Agreement" means this Exclusive Distributorship Agreement;



     (b)   "Product"  means  the  Heat  Pipe  Heat  Exchanger that SUNWOO  has developed and manufactures.



1.2         Index and Headings



            The  index and headings in this Agreement have  been  inserted  for reference and as a  mater  of  convenience  only and in no way define, limit or enlarge the scope or meaning of this Agreement or any provisions hereof.





                    ARTICLE 2 - RELATIONSHIP OF THE PARTIES



2.1                   Grant



SUNWOO agrees to grant Exclusive Distributorship Right for the Product to IESI

in the Territory of Canada, USA, Mexico. SUNWOO  agrees to grant IESI a (ROFER)

right of first refusal for Europe.


2.2                 Obligations of IESI



     (a)      On execution of the Agreement, IESI  will  issue KOO 1,000 (Five

     Thousand) share options per year for the term of this  Agreement  of IESI at $2.50 USD per option.



     (b)      IESI  shall  use its best efforts and to devote such time  as is necessary to market and promote the Product.



     (c)      To   maintain   the  exclusive distributorship in the Territory,

     IESI shall order One Thousand (1,000) units of the Product a year.



     (d)      IESI  shall pay Ninety Six Thousand (96,000) Canadian Dollars to

     KOO as the Distributorship  fee.   Said  fee  shall be paid Four Thousand

     (4,000)  Canadian  Dollars  on a monthly basis for  24  months  and  said

     payment shall commence in May,  2004.   Both  parties  agree  that in the

     event of the termination of this Agreement within 24 months, KOO  doesn't have  any responsibility to refund the said distributorship fee which  is already  paid, nor IESI have any responsibility to pay KOO the balance of distributorship fee.



0.1         Obligations of SUNWOO



    (a)       SUNWOO  shall  provide   the   Product  to  IESI  at  the price

    described in "Schedule A" for the first year.



    (b)       SUNWOO  shall  train  IESI's  employees or agencies and provide sufficient technical support.



    (a)       SUNWOO will not sell the Product to distributors, subsidiaries,

    subsidiaries, sub- subsidiaries,  third parties, agents, or through other licensees or distributors or license the Technology to any third party in the Territory described herein.



    (b)        SUNWOO   shall  not  allow  or  permit  distributors,  agents,

    subsidiaries and any third parties outside the territory granted to  IESI and described herein, to sell  or  export  into  IESI'S territory. In the event  this  should  occur,  SUNWOO  further  agrees  to notify  IESI and immediately proceed with legal remedies to  prevent such exports or sales from  un-authorized  distributors outside of IESI's exclusive territory.





                        ARTICLE 3 - TERM OF AGREEMENT



      The term of the Agreement will be Five (5) years from the signing date of this Agreement. This agreement  will be renewed upon both parties consent prior to the expiration of the initial term.





                  ARTICLE 4 - REPRESENTATIONS AND WARRANTIES



As of the date of this Agreement, SUNWOO represents and warrants to IESI that:



a.1              SUNWOO covenant that all the patents, trade secrets, know-how,

            designs, all other intellectual  property  and all applications and registration  respecting  the  intellectual property  are  in  good standing.



a.2               SUNWOO covenant to maintain  such  intellectual  property and any registrations regarding such intellectual property diligently.



a.3               SUNWOO  has  the necessary corporate powers and authority  to execute and deliver this Agreement and any other documents required

            to  be  executed  and  delivered   hereunder  and  to  perform  its

            obligations hereunder; and



a.4               SUNWOO represents and warrants  that  it  is  not  a party as

            either   licensee   or   licensor  relating  to  any  item  of  its

            intellectual property rights regarding the Product.



a.5              SUNWOO's representations  and  warranties  as  found  in  this

            Article  are  based  on  facts  known to SUNWOO, or facts that have arisen as of the signing date.  In the event facts or circumstances are changed or new facts arise after  the  signing  date  that  are inconsistent  with  the  representations  and  warranties  of  this

            Article, IESI agrees that such changes shall not be deemed to be  a breach or a default of this Agreement.





                            ARTICLE 5 - NEW PRODUCT



            SUNWOO  hereby  agrees  to extend this Agreement to include any and all future additions, changes, improvements  and  modifications to the Product.

Such additions, changes, improvements and modifications to the Product shall be immediately disclosed to IESI.





                          ARTICLE 6 - CONFIDENTIALITY



a.1        Upon the termination of this Agreement and  any  extension  thereof,

           both  parties  acknowledge that it will continue to obtain knowledge

           confidential   and   proprietary   information   of   both   parties

           ("Confidential Information").



a.2        Both parties acknowledge that the Confidential Information is unique and novel, that  they  will take all steps necessary to protect such

           Confidential Information  and  will not divulge the same without the prior written consent of the counterparts.





                             ARTICLE 7 - TERMINATION



7.1         This Agreement may be terminated  by  consent of both parties prior to the expiration of the term for just cause.



7.2         The following causes shall be considered  circumstances  for  which either party may terminate the Agreement:



      a.    Bankruptcy

      b.    Receivership of either party

      c.    Breach of obligation under this Agreement

      d.    IESI  fails  to pay the distributorship fee or to order 1,000 units per year





                      ARTICLE 8 - LIMITATION OF LIABILITY



8.1         Force Majeure



            If the performance  of either party is made impossible by reason of any  circumstance beyond that party's  reasonable  control,  including  without limitation,  fire,  explosion, power failure, acts of God, war, any law, order,

regulation, ordinance  or  requirement  on  any government or legal body or any representative of any such government or legal  body, unrest, including without limitation. Then the party shall be excused from  such performance on a day-to-

day basis to the extent of such interference, provided  that  that  party shall use  reasonable  efforts  to  remove  such  causes  of  non-performance or seek alternate methods of performance.



8.2         Indemnity



      (a)   IESI  hereby  agrees that it shall be liable to  SUNWOO  and  shall indemnify and save and hold  SUNWOO  harmless  from  any and all fines, claims,

demands, damages, actions, causes of action, costs, expenses,  legal  fees on a full  indemnity  basis  as  between  a  solicitor and his own client, and other liabilities of every kind and nature whatsoever arising out of or in connection with or resulting directly or indirectly from the negligent or wrongful acts of

IESI, its employees, officers, directors and agents.



      (b)   SUNWOO hereby agrees that it  shall be liable to IESI for and shall indemnify  and save and hold IESI harmless from  any  and  all  fines,  claims,

demands, damages,  actions,  causes of action, costs, expenses, legal fees on a full indemnify basis as between  a  solicitor  and  his  own  client, and other liabilities of every kind and nature whatsoever arising out of or in connection with or resulting directly or indirectly from the negligent or wrongful acts of the  employees,  officers,  directors or agents of  SUNWOO  and in  particular,

relating to the manufacturing of the Products.





                        ARTICLE 9 - MISCELLANEOUS



9.1         Assignment



            IESI shall have the  right  to assign or sell its rights under this

Agreement in whole or in part with the consent  of  SUNWOO,  and  SUNWOO agrees that such consent will not be reasonably withheld.



9.2         Governing Law and Arbitration



            This Agreement shall be governed by the Laws of Alberta Canada, and any  litigation  arising  out  of  any  breach of terms and conditions of  this

Agreement by either party shall be solved by the Arbitration.



9.3         Unenforceable Terms



            If any terms, covenants or conditions  of  this  Agreement  or  the

application   thereof  to  any  party  or  circumstance  shall  be  invalid  or unenforceable to  any extent, the remainder of this Agreement or application of such terms, covenants or conditions to a party or circumstance other than those to which it is held  invalid or unenforceable shall not be affected thereby and each remaining terms,  covenants or conditions of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.



9.4         Amendments



            This Agreement and any provision contained herein may be altered or amended when any such changes  are reduced to writing and signed by the parties hereto.








#






IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have caused this Agreement to be executed as of the date first written above.














#















SUNWOO ENERGY TECHNOLOGY INC.


By: Koo Hyo Hwea



Title: Chief Executive Officer

        /s/ Koo Hyo Hwea

Signature:





KOO HYO HWEA


Signature:







INNOVATIVE ENERGY SOLUTIONS INC.


By: Patrick J. Cochrane


Title: Chief Executive Officer

       /s/ Patrick J. Cochrane

Signature:





[Schedule A]



The Price for 24 Heat Pipe Heat Exchanger for the house:



100 order: $400 Canadian Dollars



200 order: $350 Canadian Dollars



1,000 order or more: $300 Canadian Dollars or less



Note: This price is calculated without considering the  cost  for  the  fan and delivery









Additional Agreement



SUNWOO  has  the  right to sell the Product in the Territory for the reasonable purposes to both parties  such  as  research,  gathering  data  of the Product,

development of new product, etc.  In the event, SUNWOO shall give  prior notice to IESI and follow the IESI's price for the Product.